MGP ANNOUNCES APPOINTMENT OF BRANDON GALL AS CFO
ATCHISON, Kan., March 14, 2019 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, is pleased to announce that Brandon Gall, corporate controller, will be appointed vice president of finance and chief financial officer, effective April 1, 2019. Gall’s appointment follows Tom Pigott’s decision to resign from his role as vice president of finance and chief financial officer to pursue other career opportunities. Pigott will remain with the Company through the end of the month to assist through this transition period.

Gall has served as MGP’s Corporate Controller since June of 2018. During his seven-year tenure with the Company, Gall has advanced through a steady progression of leadership roles, including Director of Financial Planning & Analysis, Director of Supply Chain Finance, Director of Business Development and most recently, Corporate Controller. Gall has been instrumental in supporting the Company’s growth in each of these roles. He holds a bachelor’s degree of business administration from Miami University and an MBA from the University of Chicago. Gall is also a certified CPA. He will report to Gus Griffin, president and CEO, and will continue to be based in Atchison, Kansas.

“We are very excited to welcome Brandon to our executive leadership team as our new CFO,” said Gus Griffin, president and CEO of MGP Ingredients. “He has been an integral part of our recent growth and has excelled in several key finance roles. His financial acumen, industry knowledge and extensive company experience make him well prepared for his new responsibilities. We are confident in Brandon’s ability to provide financial leadership and look forward to his continued contributions to our long-term growth.”

“We are grateful to Tom for his leadership and dedicated service,” continued Griffin. “Thanks to his work strengthening the finance team, we have an accomplished internal successor in place. Tom was instrumental in helping MGP further develop its investor relations program, financing strategy, and commodity risk management program. His methodical and process-oriented approach has provided the Company with very good access to capital and a strong balance sheet, allowing for additional opportunities to invest to grow, as well as enhance shareholder value. We wish Tom the very best with all his future endeavors.”

About MGP Ingredients, Inc.
Founded in 1941, MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are expertly crafted through a combination of art and science and backed by a long history of experience. The Company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The Company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the Company's facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on growth in operating income, net sales, gross margin, and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or our Indiana facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) our ability to maintain compliance with all applicable loan agreement covenants, (ix) our ability to realize operating efficiencies, (x) actions of governments, and (xi) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

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